EXHIBIT 10.17

ACHILLION PHARMACEUTICALS, INC.

1998 STOCK OPTION PLAN

1.	PURPOSE.

The purpose of the Achillion Pharmaceuticals, Inc. 1998 Stock Option Plan (the “Plan”) is to further the growth and success of Achillion Pharmaceuticals, Inc. (the “Company”) by attracting and retaining the services of directors, officers, selected employees, consultants and advisors by enabling them to acquire shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”). Except where the context otherwise requires, the term “Company” shall include the parent corporation and all subsidiary corporations, if any, of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	TYPES OF OPTIONS.

Options granted under the Plan may be either “incentive stock options” (“ISOs”), intended to qualify as such under the provisions of Section 422 of the Code, or “non-qualified stock options” (“NSOs”), not intended to qualify as ISOs under Section 422 of the Code.

3.	ADMINISTRATION.

(a)	Board of Directors/Committee.

Options under the Plan shall be granted, and the Plan shall be initially administered, by the Board of Directors of the Company (the “Board”) and, upon designation by the Board, by a committee (the “Committee”) consisting of two or more members of the Board. The members of the Committee shall be appointed, and may be removed at any time with or without cause, by resolution adopted by the Board. Any vacancy on the Committee, whether due to action of the Board or any other cause, shall be filled by resolution adopted by the Board. Any reference hereinafter to the “Committee” shall be deemed to be a reference to the Board until the Committee shall have been designated by the Board.

(b)	Procedures.

The Committee shall select from among its members a Chairman and may adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, or an action approved in writing by all of the members of the Committee, shall be the act of the Committee.

(c)	Interpretation.

The Committee shall have full power and authority to interpret the provisions of the Plan and any Option Agreement (as defined in Section 6(c) below), to prescribe, amend and rescind rules and regulations relating to the Plan, and to resolve all questions arising under the Plan. All decisions of the Committee shall be conclusive and binding on all participants in the Plan.

4.	SHARES OF STOCK SUBJECT TO THE PLAN.

(a)	Number of Shares.

Subject to the provisions of Section 11 below (relating to adjustments upon changes in capital structure), the number of shares of Common Stock available for sale upon exercise of options granted under the Plan shall not exceed 997,000 shares. If and to the extent that options granted under the Plan terminate, expire or are cancelled without having been fully exercised, new options may be granted under the Plan with respect to the shares of Common Stock covered by the unexercised portion of such terminated, expired or cancelled options, all of which may be granted as ISOs.

(b)	Character of Shares.

The shares of Common Stock issuable upon exercise of an option granted under the Plan may be (i) authorized but unissued shares of Common Stock, (ii) shares of Common Stock held in the Company’s treasury, or (iii) a combination of both.

(c)	Reservation of Shares.

The number of shares of Common Stock reserved by the Company for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding options.

5.	ELIGIBILITY.

Options may be granted under the Plan only to persons who are directors, officers, employees or advisors to the Company at the time of grant. Options granted to officers and employees of the Company shall be, in the discretion of the Committee, either ISOs or NSOs, and options granted to directors who are not employees of the Company and to consultants and advisors shall be NSOs. Notwithstanding anything herein to the contrary, ISOs shall only be granted to those persons who qualify as an employee under Section 3401(c) of the Code.

6.	GRANT OF OPTIONS.

(a)	General.

Options may be granted under the Plan at any time and from time to time on or prior to the Expiration Date (as defined in Section 15 below). Subject to the provisions of the Plan, the Committee may, in its discretion, determine:

(i) the persons (from among the class of persons eligible under Section 5 above to receive options under the Plan) to whom options shall be granted (the “Optionees”);

(ii) the time or times at which options shall be granted;

(iii) the number of shares subject to each option;

(iv) the Option Price (as defined in Section 7 below) of the shares subject to each option, which price, in the case of ISOs, shall be not less than the minimum specified in Section 7 below;

(v) the time or times when each option shall become exercisable and the duration of the exercise period; and

(vi) any restrictions on the sale of, and any repurchase rights with respect to, shares purchased upon exercise of an option, as contemplated by Section 13 below.

(b)	Date of Grant.

The date of grant of an option under the Plan shall be the date on which the Committee approves the grant.

(c)	Option Agreements.

Each option granted under the Plan shall be designated as an ISO or an NSO and shall be subject to the terms and conditions applicable to ISOs or NSOs (as the case may be) set forth in the Plan, and each option shall be evidenced by a written agreement (an “Option Agreement”), containing such terms and conditions, not inconsistent with the Plan, as the Committee may, in its discretion, determine. Each Option Agreement shall be executed by the Company and the Optionee. Option Agreements may differ among Optionees.

(d)	No Evidence of Employment.

Neither the grant of an option nor any provision of the Plan or any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by, or his or her consulting or advisory relationship to, the Company or interfere in any way with the right of the Company at any time to terminate such employment or relationship or, in the case of employees (including officers), to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an option.

7.	OPTION PRICE.

The price (the “Option Price”) at which each share of Common Stock subject to an option granted under the Plan may be purchased shall be determined by the Committee at the time the option is granted; provided, however, that in the case of an ISO, such Option Price shall in no event be less than one hundred percent (100%) of the fair market value of such share of

Common Stock at the time of grant, as determined by the Committee and, in the case of a ten percent (10%) owner (see Section 8(c) below), such Option Price shall be at least one hundred ten percent (110%) of the fair market value of the stock subject to such options.

8.	EXERCISE OF OPTIONS.

(a)	General.

Each option shall be exercisable, in whole or in part, at such time or times, or within such period or periods, or upon the occurrence of such event or events, as shall be determined by the Committee and set forth in the Option Agreement evidencing such option. If an option is not at the time of grant immediately exercisable in full, the Committee may (i) in the Option Agreement evidencing such option provide for the acceleration of the exercise date or dates of such option, in whole or in part, upon the occurrence of specified events, or (ii) at any time prior to the complete expiration of an option, accelerate, in whole or in part, the exercise date or dates of such option.

(b)	Restrictions on Exercise.

(i) No option by its terms shall be exercisable after the expiration of ten years from the date such option is granted.

(ii) No option may be exercised at a time when the exercise thereof or the issuance or transfer of shares upon such exercise would, in the opinion of the Committee, constitute a violation of any law, federal, state, local or foreign, or any regulations thereunder, or the requirements of the New York Stock Exchange or any other national securities exchange or market.

(iii) The Committee, in its discretion, may require an Optionee to (A) represent in writing that the shares of Common Stock to be received upon exercise of an option are being acquired for his or her own account for investment and not with a view to distribution thereof, nor with any present intention of distributing the same, and (B) make such other representations and warranties as are deemed necessary by counsel to the Company. Stock certificates representing shares of Common Stock not registered under the Securities Act of 1933, as amended (the “1933 Act”), acquired upon the exercise of options shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.”

(iv) No option may be exercised for any fractional share.

(c)	Limitation on Exercise of ISOs.

To the extent that the aggregate fair market value (as determined by the Committee as of the time the options with respect to such stock were granted) of stock with respect to which options intended to be ISOs are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as NSOs. An ISO may not be granted to an individual who, at the time an option is granted, owns stock that has more than ten percent (10%) of the voting power of all classes of stock of the Company (“ten percent (10%) owner”). An individual is considered as owning stock, for purposes of the previous sentence, owned directly or indirectly by or for his brothers, sisters, spouse, ancestors and lineal descendants. An individual is also deemed to own stock held by a foreign or domestic corporation, partnership, trust or estate for which the individual is a shareholder, partner or beneficiary proportionately to his interest in the corporation, partnership, trust or estate as a shareholder, partner or beneficiary. Notwithstanding the foregoing prohibition on a “ten percent (10%) owner,” an ISO may be granted to a “ten percent (10%) owner” if (i) the ISO so granted is not exercisable after the expiration of five (5) years from the date of grant and (ii) the Option Price of such ISO is at least one hundred ten percent (110%) of the fair market value of the stock subject to the ISO (as provided in Section 7 hereof).

9.	PROCEDURE FOR EXERCISE.

(a)	Payment.

At the time an option is granted, the Committee shall, in its discretion, specify one or more of the following forms of payment which may be used by an Optionee upon exercise of his or her option:

(i) cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the shares with respect to which the option is being exercised;

(ii) stock certificates (in negotiable form) representing shares of Common Stock having a fair market value (as determined by the Committee, which determination, if the Common Stock is publicly traded, shall be based upon market prices) equal to the aggregate Option Price of the shares with respect to which the option is being exercised; provided, however, that this method of payment may only be implemented if the Optionee has owned such shares of Common Stock, beneficially and of record, for a period of at least six (6) consecutive months immediately prior to exercise of his or her Option;

(iii) cash proceeds equal to the aggregate Option Price of the shares with respect to which the option is being exercised derived from the simultaneous exercise of the option and sale of the underlying shares; or

(iv) a combination of any of such methods.

(b)	Notice.

An Optionee (or other person, as provided in Section 13(a) below) may exercise an option, in whole or in part as provided in the Option Agreement evidencing such option, by delivering a written notice (the “Notice”) to the Secretary of the Company. The Notice shall:

(i) state that the Optionee elects to exercise the option and whether the option being exercised is an ISO or an NSO;

(ii) state the number of shares with respect to which the option is being exercised (the “Optioned Shares”);

(iii) state the method of payment for the Optioned Shares (which method must be available to the Optionee under the terms of his or her Option Agreement) and, if applicable, that cash, a check and stock certificates (as the case may be) are enclosed representing all or part of the aggregate Option Price of such Optioned Shares;

(iv) state the date upon which the Optionee desires to consummate the purchase of the Optioned Shares (which date must be prior to termination of such option under Section 10 below);

(v) include any representation of the Optionee required pursuant to Section 8(b)(iii) above;

(vi) in the event the option is exercised pursuant to Section 13(a) below by any person other than the Optionee, include evidence to the satisfaction of the Committee of the right of such person to exercise the option; and

(vii) include such further provisions consistent with the Plan as the Committee may from time to time require.

Within 30 days from the exercise date of any option, the Optionee shall deliver to the Company a copy of any election filed by the Optionee with the Internal Revenue Service under Section 83(b) of the Code.

(c)	Issuance of Certificates.

The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 13(a) below) for the Optioned Shares as soon as practicable after receipt of the notice and payment of the aggregate Option Price for such shares. All such certificates, if so provided in the Option Agreement of such Optionee, shall bear a legend in substantially the form set forth in Section 13(b) below, and all certificates representing shares of Common Stock not registered under the 1933 Act shall bear the legend set forth in Section 8(b)(iii) above. Neither the Optionee nor any person exercising an option in accordance with the provisions of Section 13(a) below shall have any privileges as a stockholder of the Company with respect to any shares of stock subject to an option until such shares shall be registered on the books of the Company in the name of such person.

10.	TERMINATION OF EMPLOYMENT; DISABILITY AND DEATH.

(a)	General.

Subject to the provisions of Section 8(b) above, the Committee may determine the period or periods of time during which an Optionee may exercise an option following (i) the termination by the Company, with or without cause, of the Optionee’s employment or other relationship with the Company, (ii) the termination by the Optionee of any such relationship with the Company, or (iii) the death or permanent and total disability of the Optionee (within the meaning of Section 22(e)(3) of the Code). Such period or periods shall be set forth in the Option Agreement evidencing each such option.

(b)	Incentive Stock Options.

No ISO may be exercised unless, at the time of exercise, the Optionee is, and has continuously since the date of the grant of such ISO been, employed by the Company, and, subject to the provisions of Section 8(b) above, the right to exercise the unexercised portion of any ISO shall forthwith terminate upon the first to occur of the following:

(i) the expiration of not more than three months from the date of termination of the Optionee’s employment (other than a termination described in subparagraph (ii) or (iii) below); provided, however, that if the Optionee shall die or become permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) during such three-month period, the time of termination of the unexercised portion of such option shall be determined in accordance with subparagraph (ii) below;

(ii) the expiration of not more than 12 months from the date of termination of the Optionee’s employment if such termination is due to such Optionee’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

(iii) immediately upon the termination by the Company of the Optionee’s employment if such termination is for cause, as determined by the Committee, or is otherwise attributable to a breach, as determined by the Committee, by the Optionee of an employment agreement with the Company; or

(iv) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide in the Option Agreement evidencing such option.

11.	ANTIDILUTION.

In the event the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization (exclusive of any future public or private sales of Common Stock), or is converted into or exchanged for other securities as a result of a merger, consolidation or reorganization in which the Company is the surviving corporation, appropriate adjustments shall be made, as determined by the Committee, in the terms of the outstanding options, or additional options may be granted under the Plan as shall be equitable and appropriate, in order to make such outstanding options, as nearly as may be practicable, equivalent to such options immediately prior to such change. A corresponding adjustment changing the number and class of shares allocated to, and the Option Price of, each option or portion thereof outstanding at the time shall likewise be made. In the case of ISOs, no such adjustment shall be made which would constitute a modification, extension or renewal of such ISOs within the meaning of Section 424 of the Code.

12.	CORPORATE TRANSACTIONS.

In the event the Common Stock is exchanged for securities, cash or other property of any other corporation or entity as the result of a reorganization, merger or consolidation in which the Company is not the surviving corporation, the dissolution or liquidation of the Company, or the sale of all or substantially all the assets of the Company, the Committee or the Board of Directors of the Company may, in its discretion, as to outstanding options (a) accelerate the exercise date or dates of such options pursuant to Section 8(a) above, (b) upon written notice to the holders thereof, provided the options have been accelerated pursuant to clause (a) above, terminate all such options prior to the consummation of the transaction unless exercised within a prescribed period, (c) provide for payment of an amount equal to the excess of the fair market value, as determined by the Committee or such board, over the Option Price of such shares as of the date of the transaction, in exchange for the surrender of the right to exercise such options, or (d) provide for the assumption of such options, or the substitution therefor of new options, by the successor corporation or entity; provided, however, that with respect to ISOs the requirements of Section 424 of the Code shall be met.

13.	RESTRICTIONS ON OPTIONS AND OPTIONED SHARES.

(a)	Nonassignability of Option Rights.

No option granted under this Plan shall be assignable or otherwise transferable by the Optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by him or her. In the event of the death of an Optionee, any option held by such Optionee may thereafter be exercised by his or her representatives, executors or administrators to the full extent to which such option was exercisable by the Optionee at the time of his or her death.

(b)	Right of First Refusal; Right of First Offer.

The Committee, in its discretion, may provide in any Option Agreement that the Company or its designee shall have a right of first refusal or right of first offer on the sale or transfer of any shares of Common Stock issued upon exercise of the option subject to such

Option Agreement, in the manner provided therein, such right of first refusal or right of first offer to expire upon the consummation of the initial public offering of the Common Stock pursuant to the 1933 Act. Any certificate representing shares of Common Stock issued pursuant to an Option Agreement containing a right of first refusal or right of first offer shall bear a legend in substantially the following form:

“THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK OPTION AGREEMENT DATED AS OF                              AMONG ACHILLION PHARMACEUTICALS, INC., AND THE HOLDER OF RECORD OF THIS CERTIFICATE, AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ACHILLION PHARMACEUTICALS, INC.”

14.	EFFECTIVE DATE.

The Plan shall become effective on the date (the “Effective Date”) of its adoption by the Board; provided, however, that no option intended to be an ISO shall be exercisable by an Optionee unless and until the Plan shall have been approved by the stockholders of the Company within 12 months before or after the date of adoption of the Plan by the Board.

15.	EXPIRATION AND TERMINATION.

Except with respect to options then outstanding, the Plan shall expire on the earliest to occur of (a) the tenth anniversary of the date on which the Plan was adopted by the Board, (b) the tenth anniversary of the date on which the Plan is approved by the stockholders of the Company, or (c) the date as of which the Board, in its sole discretion, determines to terminate the Plan (the “Expiration Date”). Any options outstanding as of the Expiration Date shall remain in effect until they have been exercised or have terminated or expired by their respective terms.

16.	AMENDMENT.

The Board may at any time terminate, modify or amend the Plan; provided, however, that if the approval of the stockholders of the Company shall be required for any modification or amendment under Section 422 of the Code, with respect to ISOs, or under Rule 16b-3 under the Securities Exchange Act of 1934, as amended with respect to shares of Common Stock registered under such Act, such approval shall be obtained before such modification or amendment shall become effective. No termination, modification or amendment of the Plan may, without the consent of an Optionee, adversely affect his or her rights under an option previously granted to such Optionee.

17.	DISQUALIFYING DISPOSITIONS.

If stock acquired upon exercise of an ISO granted under the Plan is disposed of by the Optionee within two years from the date of grant of the ISO or within one year after the transfer of the Optioned Shares to such Optionee (a “disqualifying disposition”), such Optionee shall, immediately prior to such disqualifying disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

18.	TAXES.

The Company may deduct from any cash payments due to an Optionee upon exercise of an option any federal, state or local withholding taxes and employment taxes relating thereto or, as a condition of delivery of any Optioned Shares due upon such exercise, require the Optionee to remit, or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy such taxes; provided, however, that, subject to the prior approval of the Committee, the Optionee may, in whole or in part, satisfy such obligations (a) by permitting the Company to withhold some or all of such Optioned Shares, or (b) by delivering shares of Common Stock already owned by him or her. Shares so withheld or delivered shall have a fair market value, as determined by the Committee, equal to such obligations as of the date or dates the amounts of such taxes are required to be determined. At the time of any disqualifying disposition, the Optionee shall remit to the Company in cash the amount of any such taxes relating to such disposition.

19.	CAPTIONS.

The use of captions in the Plan or any Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Option Agreement.

20.	GOVERNING LAW.

The validity and construction of the Plan and the Option Agreements shall be construed in accordance with and governed by the law of the State of Delaware.

EXHIBIT F

ACHILLION PHARMACEUTICALS, INC.

AMENDMENT TO 1998 STOCK OPTION PLAN, AS AMENDED

Section 3(a) of the Plan is deleted in its entirety and the following is inserted in lieu thereof:

“3.	ADMINISTRATION

(a)	Board of Directors/Committee

Options under the Plan shall be granted, and the Plan shall be initially administered, by the Board of Directors of the Company (the “Board”) and, upon designation by the Board, by a committee (the “Committee”) consisting of one or more members of the Board. The member(s) of the Committee shall be appointed, and may be removed at any time with or without cause, by resolution adopted by the Board. Any vacancy on the Committee, whether due to action of the Board or any other cause, shall be filled by resolution adopted by the Board. Any reference hereinafter to the “Committee” shall be deemed to be a reference to the Board until the Committee shall have been designated by the Board.”

ACHILLION PHARMACEUTICALS, INC.

Amendment To

1998 Stock Option Plan

Achillion Pharmaceuticals, Inc.’s (the “Company”) 1998 Stock Option Plan (the “Plan”), pursuant to Section 16 thereof, is hereby amended as follows:

1.	Section 12 of the Plan be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“12.	Adjustments for Certain Events

    (a)         Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

(b)	Reorganization Events

    (1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

    (2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an option shall be considered to be assumed if, following consummation of the Reorganization Event, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such options, then the Board shall, upon written notice to the participants in the Plan, provide that all then unexercised options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the participants in the Plan before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding options shall terminate upon consummation of such Reorganization Event and that each participant in the Plan shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such options. To the extent all or any portion of an option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the option exercise price. Such repurchase right (1) shall lapse at the same rate as the option would have become exercisable under its terms and (2) shall not apply to any shares subject to the option that were exercisable under its terms without regard to the first sentence of this paragraph.

If any option provides that it may be exercised for shares of Common Stock which remain subject to a repurchase right in favor of the Company (“Restricted Stock”), upon the occurrence of a Reorganization Event, any shares of restricted stock received upon exercise of such option shall be treated in accordance with Section 12(b)(3).

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under any outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Restricted Stock prior to such Reorganization Event.

Adopted by the Board of Directors: October 16, 2003

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